BY-LAWS
                             of
                THE PENNSYLVANIA AVENUE FUNDS
                  A Delaware Business Trust

                          ARTICLE I
                           OFFICES

  Section 1. PRINCIPAL OFFICE.
The Board of Trustees shall fix and, from time to time, may change the location of the principal executive office of THE
PENNSYLVANIA AVENUE FUNDS (the "Trust") at any place within or outside the State of Delaware.

  Section 2. DELAWARE OFFICE.
The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust's registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

  Section 3. OTHER OFFICES.
The Board of Trustees may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

                         ARTICLE II
                  MEETINGS OF SHAREHOLDERS

  SECTION 1. PLACE OF MEETINGS.
Meetings of Shareholders shall be held at any place designated by the Trustees. In the absence of any such designation, Shareholders' meetings shall be held at the principal executive office of the Trust.

  SECTION 2. CALL OF MEETINGS.
There shall be no annual Shareholders' meetings. Special meetings of the Shareholders may be called at any time by the Trustees or by the President for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or provided in the Declaration of Trust or upon any other matter as to which such vote or authority is deemed by the Trustees or the President to be necessary or desirable. Meetings of the Shareholders may be called for any purpose deemed necessary or desirable upon the written request of the Shareholders holding at least fifty percent (50%) of the outstanding Shares of such Series or Class entitled to vote at such meeting; provided, that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders. If the Secretary fails for more than thirty days to call a special meeting when required to do so, the Trustees or the Shareholders requesting such a meeting may, in the name of the Secretary, call the meeting by giving the required notice. The Secretary shall not call a special meeting upon the request of Shareholders of any Series or Class to consider any matter that is substantially the same as a matter voted upon at any special meeting of Shareholders of such Series or Class held during the preceding twelve months, unless requested by the holders of a majority of the Outstanding Shares of such Series or Class entitled to be voted at such meeting.

  SECTION 3. NOTICE OF MEETINGS OF SHAREHOLDERS.
All notices of meetings of Shareholders shall be sent or otherwise given to Shareholders in accordance with Section 4 of this Article II not less than ten (10) nor more than ninety (90) days before the date of the meeting. The notice shall specify (i) the place, date and time of the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are intended to be presented for election.
  If any action is proposed to be taken at any meeting of Shareholders for approval of (i) a contract or transaction in which a Trustee has a direct or indirect financial interest, (ii) an amendment of the Agreement and Declaration of Trust of the Trust, (iii) a reorganization of the Trust, or (iv) a voluntary dissolution of the Trust, the notice shall also state the general nature of that proposed action.

  SECTION 4. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of Shareholders shall be (i) given either by hand delivery, telephone, overnight courier, facsimile, telex, telecopier, electronic mail or other electronic mechanism or mail, postage prepaid, and (ii) addressed to the Shareholder at the address of that Shareholder appearing on the books of the Trust or its transfer agent or given by the Shareholder to the Trust for the purpose of notice. If no such address appears on the Trust's books or is not given to the Trust, notice shall be deemed to have been given if sent to that Shareholder to the Trust's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication or, where notice is given by publication, on the date of publication.
  If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust is returned to the Trust by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the Shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if such future notices or reports shall be kept available to the Shareholder, upon written demand of the Shareholder, at the principal executive office of the Trust for a period of one year from the date of the giving of the notice. An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained in the minute book of the Trust.

  SECTION 5. ADJOURNED MEETING; NOTICE.
A Shareholders' meeting may be adjourned one or more times for any reason, including the failure of a quorum to attend the meeting. No notice of adjournment of a meeting to another time or place need be given to Shareholders if such time and place are announced at the meeting at which the adjournment is taken or reasonable notice is given to persons present at the meeting, and if the adjourned meeting is held within a reasonable time after the date set for the original meeting. Determination of reasonable notice and a reasonable time for purposes of the foregoing sentence is to be made by the officers of the Trust. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If after the adjournment a new record date is fixed for the adjourned meeting, the Secretary shall give notice of the adjourned meeting to Shareholders of record entitled to vote at such meeting. Any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

  SECTION 6. VOTING.
The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration of Trust of the Trust, as in effect at such time. The Shareholders' vote may be by voice vote or by ballot, provided, however, that any election for Trustees must be by ballot if demanded by any Shareholder before the voting has begun.

  SECTION 7. WAIVER OF NOTICE; CONSENT OF ABSENT
SHAREHOLDERS.
The transaction of business and any actions taken at a meeting of Shareholders, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice provided a quorum is present either in person or by proxy at the meeting of Shareholders and if either before or after the meeting, each Shareholder entitled to vote who was not present in person or by proxy at the meeting of the Shareholders signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes.
The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Shareholders.
  Attendance by a Shareholder at a meeting of Shareholders shall also constitute a waiver of notice of that meeting, except if the Shareholder objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting of Shareholders is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting of Shareholders if that objection is expressly made at the beginning of the meeting.

  SECTION 8. ORGANIZATION OF MEETINGS.
The President of the Trust shall preside at each meeting of Shareholders. In the absence of the President, the meeting shall be chaired by the Secretary, or if the Secretary shall not be present, by another officer. In the absence of all such officers, the meeting shall be chaired by a person elected for such purpose at the meeting. The Secretary of the Trust, if present, shall act as Secretary of such meetings, or if the Secretary is not present, an Assistant Secretary of the Trust shall so act, and if no Assistant Secretary is present, then a person designated by the Secretary of the Trust shall so act, and if the Secretary has not designated a person, then the meeting shall elect a secretary for the meeting.
  The Board of Trustees of the Trust shall be entitled to make such rules and regulations for the conduct of meetings of Shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Trustees, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing: an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; limitations on participation in such meeting to shareholders of record of the Trust and their duly authorized and constituted proxies, and such other persons as the chairman shall permit; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless and to the extent the Board of Trustees or the chairman of the meeting determines that meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

  SECTION 9. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A
MEETING.
Shareholders may take any action without a meeting if a majority (or such greater amount as may be required by law) of the Outstanding Shares entitled to vote on the matter consent to the action in writing and such written consents are filed with the records of Shareholders' meetings. Such written consent shall be treated for all purposes as a vote at a meeting of the Shareholders.

  SECTION 10. RECORD DATE.
The Trustees may fix in advance a date up to ninety days before the date of any Shareholders' meeting as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting. The
Shareholders of record entitled to vote at a Shareholders' meeting shall be deemed the Shareholders of record at any meeting reconvened after one or more adjournments, unless the Trustees have fixed a new record date.

  SECTION 11. PROXIES.
Subject to the provisions of the Declaration of Trust, every Person entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by proxy, provided that either (1) the Shareholder or his or her duly authorized attorney has signed and dated a written instrument authorizing such a proxy to act or (2) the Trustees adopt an electronic, telephonic, computerized, facsimile, telecommunications, telex, oral communication or other alternative to the execution of a written instrument authorizing the proxy to act, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of any Series or Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy. Unless the proxy provides otherwise, it shall not be valid for more than eleven (11) months before the date of the meeting. A proxy shall be deemed executed by a Shareholder if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder's attorney-in-fact. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless
(i) revoked by the Person executing it before the vote pursuant to that proxy is taken, (a) by a writing delivered to the Trust stating that the proxy is revoked, or (b) by a subsequent proxy executed by such Person, or (c) attendance at the meeting and voting in person by the Person executing that proxy, or (d) revocation by such Person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of the two or more Persons. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

  SECTION 12. NOMINATIONS OF TRUSTEES.
Nominations of individuals for election to the Board of Trustees shall be made by the Board of Trustees. Any shareholder of the Trust may submit names of individuals to be considered by the Board of Trustees, provided, however,
(i) that such person was a shareholder of record at the time of submission of such names and is entitled to vote at the meeting, and (ii) that the Board of Trustees, as applicable, shall make the final determination of persons to be nominated.

  SECTION 13. ELECTION OF TRUSTEES.
All meetings of shareholders for the purpose of electing Trustees shall be held on such date and at such time as shall be designated from time to time by the Trustees and stated in the notice of the meeting, at which the shareholders shall elect by a plurality vote any number of Trustees as the notice for such meeting shall state are to be elected, and transact such other business as may properly be brought before the meeting in accordance with this
Article II. The initial Trustees shall have the authority to elect additional trustees prior to the issuance of the shares.

                         ARTICLE III
                    MEETINGS OF TRUSTEES

   SECTION 1. MEETINGS OF THE TRUSTEES.
The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the president, the Chairman or by any one of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be given by telephone, cable, wireless, facsimile or other electronic mechanism to each Trustee at his business address, or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall be deemed to have been held at a place designated by the Trustees at the meeting. participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

   SECTION 2. QUORUM AND MANNER OF ACTING.
A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration of Trust or these By-laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

                         ARTICLE IV
                 OFFICERS AND THEIR ELECTION

SECTION 1. OFFICERS.
The officers of the Trust shall be President, a Treasurer, a Secretary, and such other officers as the Trustees from time to time may elect. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents. It shall not be necessary for any Trustee or officer to be a holder of Shares in the Trust.

SECTION 2. ELECTION OF OFFICERS.
The Treasurer and Secretary shall be chosen by the Trustees. The President shall be chosen by and from the Trustees. Two
(2) or more offices may be held by a single person except the offices of President and Secretary. Subject to the provisions of Section 3 of this Article IV of these Bylaws, the President, the Treasurer, and the Secretary shall each hold office until their successors are chosen and qualified and all other officers shall hold office at the pleasure of the Trustees.
SECTION 3. RESIGNATIONS.
Any officer of the Trust may resign, notwithstanding Section 2 of this Article IV of these Bylaws, by filing a written resignation with the President, the Trustees, or the Secretary, which resignation shall take effect on being so filed or at such time as may be therein specified.



                          ARTICLE V
                SHARES OF BENEFICIAL INTEREST

SECTION 1. BENEFICIAL INTEREST.
The beneficial interest in the Trust at all times shall be divided into such transferable Shares of one (1) or more separate and distinct Series, or classes thereof, as the Trustees from time to time shall create and establish. The number of Shares is unlimited, and each Share of each Series or class thereof shall be without par value and shall represent an equal proportionate interest with each other Share in the Series, none having priority or preference over another, except to the extent that such priorities or preferences are established with respect to one (1) or more classes of shares consistent with applicable law and any rule or order to the Commission.

SECTION 2. TRANSFER OF SHARES.
The Shares of the Trust shall be transferable, so as to affect the rights of the Trust, only by transfer recorded on the books of the Trust, in person or by attorney.

SECTION 3. EQUITABLE INTEREST NOT RECOGNIZED.
The Trust shall be entitled to treat the holder of record of any Share or Shares of beneficial interest as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim or interest in such Share or Shares on the part of any other person except as otherwise may be expressly provided by law.

SECTION 4. SHARE CERTIFICATE.
In lieu of issuing certificates for Shares, the Trustees or the transfer or shareholder services agent either may issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who in either case shall be deemed, for all purposes hereunder, to be holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

                         ARTICLE VI
 INDEMNIFICATION OF TRUSTEES, OFFICERS, EMPLOYEES AND OTHER
                           AGENTS

  Section 1. AGENTS, PROCEEDINGS AND EXPENSES.
For the purpose of this Article, "agent" means any person who is or was a trustee, officer, employee or other agent of this Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or other agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" include without limitation attorneys' fees and any expenses of establishing a right to indemnification under this Article.

  Section 2. ACTIONS OTHER THAN BY TRUST.
The Trust shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Trust) by reason of the fact that such person is or was an agent of the Trust, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in the best interests of the Trust and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith or in a manner which the person reasonably believed to be in the best interests of the Trust or that the person had reasonable cause to believe that the person's conduct was unlawful.

  Section 3. ACTIONS BY TRUST.
The Trust shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Trust to procure a judgment in its favor by reason of the fact that the person is or was an agent of the Trust, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best interests of the Trust and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

  Section 4. EXCLUSION OF INDEMNIFICATION.
Notwithstanding any provision to the contrary contained herein, there shall be no right to indemnification for any liability arising by reason of willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of the agent's office with the Trust.
  No indemnification shall be made under Sections 2 or 3 of this Article:
 (a) In respect of any claim, issue or matter as to which that person shall have been adjudged to be liable in the performance of that person's duty to the Trust, unless and only to the extent that the court in which that action was brought shall determine upon application that in view of all the circumstances of the case, that person was not liable by reason of the disabling conduct set forth in the preceding paragraph and is fairly and reasonably entitled to indemnity for the expenses which the court shall determine; or
(b) In respect of any claim, issue, or matter as to which that person shall have been adjudged to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or
(c) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval, or of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval, unless the required approval set forth in Section 6 of this Article is obtained.

  Section 5. SUCCESSFUL DEFENSE BY AGENT.
 To the extent that an agent of the Trust has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article or in defense of any claim, issue or matter therein, before the court or other body before whom the proceeding was brought, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, provided that the Board, including a majority who are disinterested trustees and not parties to such proceeding, also determines that based upon a review of the facts, the agent was not liable by reason of the disabling conduct referred to in Section 4 of this Article.

  Section 6. REQUIRED APPROVAL.
 Except as provided in Section 5 of this Article, any indemnification under this Article shall be made by the
 Trust only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the
 applicable standard of conduct set forth in Sections 2 or
 3 of this Article and is not prohibited from
 indemnification because of the disabling conduct set forth
 in Section 4 of this Article, by:
   (a) A majority vote of a quorum consisting of trustees who are not parties to the proceeding and are disinterested trustees; or
(b)  A written opinion by an independent legal counsel.

  Section 7. ADVANCEMENT OF EXPENSES.
   Expenses incurred in defending any proceeding may be advanced by the Trust before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article, provided the agent provides a security for his undertaking, or a majority of a quorum of the disinterested trustees who are not parties to such proceeding, or an independent legal counsel in a written opinion, determine that based on a review of readily available facts, there is reason to believe that said agent ultimately will be found entitled to indemnification.

  Section 8. OTHER CONTRACTUAL RIGHTS.
   Nothing contained in this Article shall affect any right to indemnification to which persons other than trustees and officers of the Trust or any subsidiary thereof may be entitled by contract or otherwise.

  Section 9. LIMITATIONS.
   No indemnification or advance shall be made under this Article, except as provided in Sections 5 or 6, in any circumstances where it appears:
     (a) That it would be inconsistent with a provision of the Declaration of Trust, a resolution of the shareholders, or an agreement which prohibits or otherwise limits indemnification that was in effect at the time of accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid; or
(b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

  Section 10. INSURANCE.
     Upon and in the event of a determination by the Board to purchase such insurance, the Trust shall purchase and maintain insurance on behalf of any agent of the Trust against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, but only to the extent that the Trust would have the power to indemnify the agent against that liability under the provisions of this Article.

  Section 11. FIDUCIARIES OF EMPLOYEE BENEFIT PLAN.
     This Article does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the Trust as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

                         ARTICLE VII
                         AMENDMENTS

  Section 1. AMENDMENT.
     These By-laws may be restated and/or amended at any time, without the approval of the shareholders, by an instrument in writing signed by, or a resolution of, a majority of the then Board.


This 19th day of September 2002


BY: ____/s/Thomas Kirchner___
    Thomas Kirchner
    President